UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2020

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2020, CleanSpark, Inc., a Nevada corporation (the “Company”), entered into an amendment to certain transaction documents (the “Amendment”) with an otherwise unaffiliated third-party institutional investor (the “Investor”).

The Amendment amends those certain existing Securities Purchase Agreements (the “Agreements”) and Senior Secured Redeemable Convertible Debentures (the “Debentures”) previously disclosed by the Company, effective as of March 4, 2020, as described below.

At the Company’s request, a Floor Price of $1.50 per share of Common Stock was placed on conversions by the Investor under both Debentures, with the Floor Price on the First Debenture not applying in the occurrence of an Event of Default.

In addition, the Closing Price of the Common Stock which may trigger an Event of Default was lowered from $5.00 per share under the Agreements down to $1.75 per share for 5 consecutive Trading Days.

The Company and the Investor also agreed to remove the Second Closing and Company Option to sell an aggregate of an additional $10,000,000 in securities under the Second Debenture. As a result of these changes, the Company is authorized to terminate any and all documentation related to the Series B Preferred Stock, including the withdrawal of the certificate of designation as further discussed in Item 5.03 below. No such Series B Preferred Stock was ever issued.

The requirement that Investor convert the Debentures at maturity was also removed from each of the Debentures.

In addition, the Company affirmed that the Debentures rank senior to all Common Stock and preferred stock, and all existing and future indebtedness of Company, Investor has at all times fully and completely complied with all of its obligations under the Agreements and the Debentures, and all Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects. The Company also released Investor from any prior claims that are based upon, connected with, or otherwise arising out of or in any way relating to these transaction documents and ratified the existing, unamended terms of the Agreements and Debentures.

The foregoing description of the terms of the Amendment do not purport to be complete and are qualified in their entirety by reference to the provisions of such Amendment, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

As previously reported by the Company in the Prior 8-Ks, in connection with the Second Agreement, on April 16, 2019, pursuant to Article IV of its Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001.

As a result of entering into the Amendment, the Company has terminated the obligation to issue any Series B Preferred Stock, has issued no Series B Preferred Stock and has filed a withdrawal of the Series B Certificate of Designation which was filed with the Nevada Secretary of State on March 10, 2020, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Withdrawal of Series B Preferred Stock Certificate of Designation, dated as of March 10, 2020
10.1	Amendment to Transaction Documents, dated as of March 4, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: March 10, 2020	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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